Exhibit 99.1

ProPhase Labs Engages MZ Group to Lead Strategic Investor Relations and Shareholder Communication Program

DOYLESTOWN, Pennsylvania – September 30, 2020 — ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified medical science and technology company, has engaged international investor relations specialists MZ Group (MZ) to lead a comprehensive strategic investor relations and financial communications program across all key markets.

MZ Group will work closely with ProPhase management to develop and implement a comprehensive capital markets strategy designed to increase the Company’s visibility throughout the investment community. The campaign will highlight how ProPhase, a company with deep experience with Over-The-Counter (OTC) consumer healthcare products, develops, contract manufactures, distributes and markets OTC products and dietary supplements. ProPhase recently reported fiscal three-month revenues of $3.6 million, up 124% year over year, as a result of increased customer demand for its OTC healthcare products.

MZ has developed a distinguished reputation as a premier resource for institutional investors, brokers, analysts and private investors. The firm maintains offices worldwide and was recently ranked No. 7 in the world in business communication by an IR magazine survey.

Chris Tyson, Executive Vice President at MZ North America, will advise ProPhase in all facets of corporate and financial communications, including the coordination of roadshows and investment conferences across key cities and building brand awareness with financial and social media outlets.

Ted Haberfield, Chairman & President of MZ North America, commented: “ProPhase offers disruptive alternatives to improve treatment results with its performance homeopathic and allopathic compounds. The Company is well positioned to deliver long-term value by providing exceptional new products that address the healthcare and quality of life concerns of the broadest market segments, particularly in the age of COVID-19. We find the valuation disconnect at ProPhase to be an exciting opportunity for investors and look forward to sharing this with our network of institutional investors and family offices.”

Chris Tyson added: “ProPhase has seen incredible success in delivering its cutting-edge product line of TK Supplements®, which promote better health, energy and sexual vitality. This product line, when combined with the services offered by the Company’s full-service contract manufacturer and private label developer subsidiary Pharmaloz Manufacturing, Inc., provides an incredible healthcare products platform company with several exciting avenues for growth. This is in addition to the Company’s active pursuit of acquisition opportunities to further expand the breadth of its product offering within the industry, which we hope to provide an update on in the near-term.”

“2020 has been a pivotal year for the Company, as we have seen continuous, robust demand growth in the midst of the COVID-19 pandemic,” said Ted Karkus, Chairman and Chief Executive Officer of ProPhase. “We are very well positioned to seize exciting growth opportunities over the next 12 months, particularly as we enter the 2020 cold season that will be further exacerbated by the onset of COVID-19. We look forward to working with Chris and the entire team at MZ Group to communicate our value proposition to the broader investment community, building long-term value for our shareholders.”

For more information on ProPhase, please visit the Company’s investor relations website at www.prophaselabs.com. To schedule a conference call with management, please email your request to PRPH@mzgroup.us or call Chris Tyson at 949-491-8235.

About MZ Group

MZ North America is the US division of MZ Group, a global leader in investor relations and corporate communications. MZ North America was founded in 1996 and provides full scale Investor Relations to both private and public companies across all industries. Supported by our exclusive one-stop-shop approach, MZ works with top management to support the clients’ business strategy in six integrated product and service categories: 1) IR Consulting & Outreach – full service investor relations and roadshow services; 2) ESG Consulting – reporting technology platform and audit and reporting guidance; 3) SPAC Advisory – providing critical and timely guidance through business combination; 4) Financial & Social Media – lead generation and social media relations; 5) Market Intelligence – real time ownership monitoring; 6) Technology Solutions – webhosting, webcasting, distribution services, conference calls, CRM, and board portals. MZ North America has a global footprint with offices located in New York, Chicago, San Diego, Aliso Viejo, Austin, Minneapolis, Taipei and São Paulo.

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a manufacturing and marketing company with deep experience with OTC consumer healthcare products and dietary supplements. The Company is engaged in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products and dietary supplements in the United States. This includes the development and marketing of dietary supplements under the TK Supplements® brand.

In addition, the Company also continues to actively pursue acquisition opportunities for other companies, businesses, technologies and products inside and outside the consumer products industry. For more information visit us at www.ProPhaseLabs.com.

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans to develop and implement a comprehensive capital markets strategy with MZ Group. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group – MZ North America

(949) 491-8235

PRPH@mzgroup.us

www.mzgroup.us